DISTRIBUTION AGREEMENT


         THIS AGREEMENT is made as of this 25th day of August, 1998 (the "Agreement") by and between each of open-end investment companies or series thereof listed on Schedule A hereto (each, a "Fund") and First Data Distributors, Inc. (the "Distributor"), a Massachusetts corporation.

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and is currently offering its shares of beneficial interest to the public pursuant to the Fund's Registration Statement on Form N-1A (the "Registration Statement"); and

         WHEREAS, the Fund desires to retain the Distributor as distributor to provide for the sale and distribution of the Shares and for such additional classes or series as the Fund may issue, and the Distributor is prepared to provide such services commencing on the date first written above.

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby the parties hereto agree as follows:

 1.       SERVICE AS DISTRIBUTOR

1.1 The Distributor will act as the Fund's Principal Underwriter (as defined in the 1940 Act) for the distribution of the Shares covered by the Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"). The Distributor shall offer Shares at the net asset value per Share to be calculated as described in the Registration Statement. To the extent that the Distribution receives payment for Shares, the Fund shall receive the applicable net asset value on all sales of Shares by the Distributor. Except as provided in the previous sentence, the Distributor will have no liability to the Fund for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

1.2 The Distributor agrees to use efforts deemed appropriate by the Distributor to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. To the extent that the Distributor receives fees under any plan adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act, the Distributor agrees to furnish and/or enter into arrangements with others for the furnishing of marketing or sales services with respect to the Shares as may be required pursuant to such plan. To the extent that the Distributor receives shareholder services fees under any shareholder services plan adopted by the Fund, the Distributor agrees to furnish and/or enter into arrangements with others for the furnishing of, personal and/or account maintenance services with respect to the relevant shareholders of the Fund as may be required pursuant to such plan. It is contemplated that the Distributor will, at the Fund's direction, enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms.

1.3 The Fund understands that the Distributor is now, and may in the future be, the distributor of the shares of several investment companies or series (collectively, the "Investment Entities"), including Investment Entities having investment objectives similar to those of the Fund. The fund further understands that investors and potential investors in the Fund may invest in shares of such other Investment Entities. The Fund agrees that the Distributor's duties to such Investment Entities shall not be deemed in conflict with its duties to the Fund under this
         Section 1.3.

1.4 The Distributor shall not utilize any materials in connection with the sale or offering of Shares except the fund's then-current prospectus and statement of additional information and such other materials as the Fund shall provide or approve.

1.5 All activities by the Distributor and its employees, as distributor of the Shares, shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the "SEC") or the National Association of Securities Dealers ("NASD"), including without limitation the NASD Conduct Rules.

1.6 The Distributor will promptly transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Fund.

1.7 Whenever in its judgment such action is warranted by unusual market, economic or political conditions or abnormal circumstances of any kind, the Fund may decline to accept any orders for, or make any sales of, the Shares until such time as the Fund deems it advisable to accept such orders and to make such sales, and the Fund advises the Distributor of such determination.

1.8 The Distributor shall not have any responsibility for any costs and expenses in connection with the registration of the Shares under the 1933 Act and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation and printing of the Fund's prospectuses and statements of additional information for regulatory purposes and for distribution to current shareholders.

1.9 The fund agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as the Distributor may designate and as may be agreed to by the Fund. The Fund shall notify the Distributor in writing of the states in which the Shares may be sold and shall notify the Distributor in writing of any changes to the information contained in the previous notification.

1.10 The fund shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Fund and the Shares as the Distributor may reasonably request; and the Fund warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Fund shall also furnish the Distributor upon request with: (a) the Fund's audited annual statements and unaudited semi-annual statements of the Fund's books and accounts prepared by the Fund, and (b) from time to time such additional information regarding the financial condition of the fund as the Distributor may reasonably request.

1.11 Except as to information included in the Registration Statement in reliance upon information provided to the Fund by the distributor or any affiliate of the Distributor that the Distributor or such affiliate should reasonably expect to be used in the Registration Statement, the fund represents and warrants to the Distributor that any Registration Statement filed by the Fund with the SEC, when such Registration Statement become effective, will contain statements required to be stated therein to be in material conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of material fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective; and that no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares in light of the circumstances in which they were made. The Distributor may but shall not be obligated to propose to the Fund from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Distributor's counsel, be necessary or advisable. The Distributor shall promptly notify the Fund of any advice given to it by its counsel regarding the necessity or advisability of amending or supplementing such Registration Statement. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. The fund shall not file any amendment to any Registration Statement or supplement to any prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to any Registration Statements and/or supplements to any prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

1.12 (a) The Fund authorizes the Distributor to use its then-current prospectus or statement of additional information in the form furnished from time to time in connection with the sale of the Shares.

         (b) The Fund agrees to indemnify and hold harmless the Distributor, its officers, directors, and employees, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort of kind ("Losses") which the Distributor, its officers, directors, employees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon: (i) any untrue statement, or alleged untrue statement, of a material fact contained in the Fund's Registration Statement, prospectus, statement of additional information, or sales literature (including amendments and supplements thereto), or (ii) any omission, or alleged omission, to state a material fact required to be stated in the Fund's Registration Statement, prospectus, statement of additional information or sales literature (including amendments or supplements thereto), necessary to make the statements therein not misleading; provided, however, that insofar as Losses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to the Fund by the Distributor or its affiliated persons for use in the Fund's Registration Statement, prospectus, or statement of additional information or sales literature (including amendments or supplements thereto) or arise by reason of the Distributor's willful misfeasance, bad faith or negligence in the performance of the Distributor's duties hereunder, such indemnification is not applicable.

         (c) The Fund acknowledges and agrees that in the event that the Distributor, at the request of the Fund, are required to give indemnification comparable to that set forth in clause (b) of this
         Section 1.12 to any broker-dealer selling Shares of the Fund or servicing agent servicing the shareholders of the Fund and such broker-dealer servicing agent shall make a claim for indemnification against the Distributor, the Distributor shall make a similar claim for indemnification against the Fund.

1.13 The Distributor agrees to indemnify and hold harmless the Fund, its officers, trustees and employees each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act against any and all Loses which the Fund, its officers, trustees and employees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, but only to the extent that such Losses incurred by the Fund, its officers, trustees and employees, or any controlling person (i) arose out of the acquisition of any Shares by any person which may be based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Fund's Registration Statement, prospectus or statement of additional information (including amendments and supplements thereto), or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Fund by the Distributor or its affiliated persons (as defined in the 1940 Act) or (ii) arose out of the Distributor's willful misfeasance, bad faith or negligence in the performance of its duties hereunder.

1.14 In any case in which one party hereto (the "Indemnifying "Party") may be asked to indemnify or hold the other party hereto (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an "Indemnification Claim") against the Indemnifying Party, although the failure to do so shall not prevent recovery by the Indemnified Party, and shall keep the Indemnifying Party advised with respect to all material developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Indemnification Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Indemnification Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Indemnification Claim. The Indemnified party will not confess any Indemnification Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying party's prior written consent (written shall not unreasonably be withheld). The obligations of the parties hereto under this Section
         1.14 and Section 3.1 shall survive the termination of this Agreement.

1.15 No Shares shall be offered by either the Distributor or the fund under any of the provisions of this Agreement and no orders for the purchase of sale of Shares hereunder shall be accepted by the Fund if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this Section 1.15 shall in any way restrict or have any application to or bearing upon the Fund's obligation to redeem Shares tendered for redemption by any shareholder in accordance with the provisions of the Fund's Registration Statement, declaration of trust, or bylaws.

1.16 The Fund agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, prospectus or statement of additional information then in effect or in the initiation by service of process on the Fund of any proceeding for that purpose.

1.17 The Fund represents and warrants to the Distributor that the Fund is, or is a series of, an investment company, registered under the 1940 Act and the Shares sold by the Fund are, and will be registered under the 1933 Act.

 2.      TERM
         ----

2.1 This Agreement shall become effective on the date first written above, and unless sooner terminated as provided herein, shall continue for an initial two-year term and thereafter shall be renewed for successive one-year terms, provided such continuance is specifically approved at least annually by (i) the Fund's Board of Trustees or (ii) by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act and Rule 18f-2 thereunder) of the Fund, provided that in either event the continuance is also approved by a majority of the Fund's Trustees who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement ("Independent Trustees"), by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on at least sixty days' written notice, by the Fund's Board of Trustees, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act and Rule of 18f-2 thereunder) of the Fund, or by the Distributor. This agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder). Finally, this Agreement may also be terminated by the Fund upon 5 days' written notice to the Distributor if the NASD has expelled the Distributor or suspended its membership in that organization.

2.2 In the event a termination notice is given by the Fund, all reasonable expenses associated with movement of records and materials and conversion thereof will be borne by the Fund.

 3.      LIMITATION OF LIABILITY
         -----------------------

3.1 The Distributor shall not be liable to the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from the Distributor's willful misfeasance, a bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Fund will indemnify the Distributor against and hold it harmless from any and all Losses which may be asserted against the Distributor for which the Distributor may be held to be liable in connection with this Agreement or the Distributor's performance hereunder (a "Section
         3.1 Claim"), unless such Section 3.1 Claim resulted from a negligent act or omission to act or bad faith by the Distributor in the performance of its duties hereunder; provided, however, that as to any matter disposed of by a compromised payment by the Distributor, pursuant to a consent decree or otherwise, no indemnification either for such payments or for any other expenses shall be provided unless there has been a determination that the Distributor did not engage in willful misfeasance, bad faith or gross negligence or a reckless disregard of the performance of its obligations and duties (i) by the court or other body approving the settlement or other disposition, (ii) based upon a review of readily available facts (as opposed to a full trial-type inquiry), by written opinion from independent legal counsel approved by the Fund's Board of Trustees or
         (iii) by a majority of the Independent Trustees based upon a review of readily available facts (as opposed to a full trial-type inquiry). The provisions of paragraph (a) of Section 1.12 shall apply to any indemnification provided by the Fund pursuant to this Section 3.1. The obligations of the parties hereto under this Section 3.1 shall survive termination of this Agreement.

3.2 Notwithstanding any provision in this Agreement to the contrary, each party's cumulative liability (to the other party) for all Losses for any cause whatsoever, except a Loss resulting from the gross negligence in the performance of its obligations and duties under their Agreement, and regardless of the form of action or legal theory, shall not exceed $2,000,000. The parties understand the limitation on damages to be a reasonable allocation of risk and the parties expressly consent with respect to such allocation of risk.

3.3 To the extent consistent with the provisions of this Agreement, each party shall have the duty to mitigate damages for which the other party may become responsible.

3.4 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, TRUSTEES, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE UNDER THIS AGREEMENT UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OF OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

 4.      EXCLUSION OF WARRANTIES
         -----------------------

         THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE DISTRIBUTOR DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE FUND OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT.

 5.      MODIFICATIONS AND WAIVERS
         -------------------------

         No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

 6.      PUBLICITY
         ---------
         Neither the Distributor nor the Fund shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

 7.      SEVERABILITY
         -----------

         The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

 8.      FORCE MAJEURE
         -------------
         No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country; or (iii) any act or omission of the other party or any governmental authority. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for so long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

 9.      MISCELLANEOUS
         -------------

9.1 Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Distributor shall be sufficiently given if addressed to the party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                   To the Fund:

                   c/o Weiss Peck & Greer, L.L.C.
                   One New York Plaza
                   New York, New York 10004
                   Attention:  Jay S. Nadel, Managing Director

                   To the Distributor:

                   First Data Distributors, Inc.
                   4400 Cmputer Drive
                   Westboro, Massachusetts 01581
                   Attention:  President

                   with a copy to the Distributor's Chief Legal Officer

9.2 The laws of the Commonwealth of Massachusetts, excluding the laws on conflicts of laws, and the applicable provisions of the 1940 Act shall govern the interpretation, validity, and enforcement of this Agreement. To the extent the provisions of Massachusetts law or the provisions hereof conflict with the 1940 Act, the 1940 Act shall control. All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of Boston, and the Distributor and the Fund hereby submit themselves to the exclusive jurisdiction of those courts.

9.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

9.4 The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

9.5 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and is not intended to confer upon any other person any rights or remedies hereunder and shall not affect in any way the rights, obligations and liabilities of either party hereto with the other party or any of its affiliates under any other agreement.

 10.     CONFIDENTIALITY
         ---------------

10.1 The parties agree that the Proprietary Information (defined below) is confidential information of the parties and their respective licensers. The Fund and the Distributor shall exercise reasonable care to safeguard the confidentiality of the Proprietary Information of the other. The Fund and the Distributor may each use the Proprietary Information of the other party only to exercise its rights or perform its duties under this Agreement. The Fund and the Distributor shall not duplicate, sell or disclose to others the Proprietary Information of the other, in whole or in part, without the prior written permission of the other party. The Fund and the Distributor may, however, disclose Proprietary Information to its employees who have a need to know the Proprietary Information to perform work for the other, provided that each shall use reasonable efforts to ensure that the Proprietary Information is not duplicated or disclosed by its employees in breach of this Agreement. The Fund and the Distributor may also disclose the Proprietary Information to independent contractors, auditors and professional advisors, provided that they use such information in a manner not inconsistent with this Section 10. Notwithstanding the previous sentence, in no event shall either the Fund or the Distributor disclose the Proprietary Information to any competitor of the other without specific, prior written consent.

10.2     Proprietary Information means:

         (a) any data or information that is completely sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles (including without limitation information regarding prior, present or potential shareholders of the Fund), sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or the Distributor, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

         (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or the Distributor a competitive advantage over its competitors; and

         (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

10.3 Each party acknowledges that breach of the restrictions on use, dissemination or disclosure of any Proprietary Information would result in immediate and irreparable harm, and money damages would be inadequate to compensate the other party for that harm. The parties shall be entitled to equitable relief, in addition to all other available remedies, to redress any such breach.

10.4 The obligations of confidentiality and restriction on use herein shall not apply to any Proprietary Information that a party proves:

         (a) Was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of such party; or

         (b) Was lawfully received by the party from a third party free of any obligation of confidence to such third party; or

         (c) Was already in the possession of the party prior to receipt thereof, directly or indirectly, from the other party; or

         (d) Is required to be disclosed in a judicial or administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted including, but not limited to, giving the other party as much advance notice of the possibility of such disclosure as practical so the other party may attempt to stop such disclosure or obtain a protective order concerning such disclosure; or

         (e) Is subsequently and independently developed by employees, consultants or agents of the party without reference to the Proprietary Information disclosed under this Agreement.

10.5 The Distributor shall keep and maintain on behalf of the Fund all books and records which the Fund and the Distributor are, or may be, required to keep and maintain in connection with the services to be provided hereunder pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the Act. The Distributor further agrees that all such books and records shall be the property of the Fund and to make such books and records available for inspection by or upon the request of the Fund or, upon prior notice by the Distributor to the Fund, by the SEC at reasonable times.

10.6 The provisions of this Section 10 shall survive the termination of this Agreement.

 11.     ENTIRE AGREEMENT
         ----------------
         This Agreement, including all Schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof. It is recognized that the Fund is an intended third party beneficiary of the Consulting Agreement, dated of even date herewith, between the Distributor and Weiss, Peck & Greer, L.L.C.

 12.     TRUSTEE LIABILITY
         -----------------

         The Fund and the Distributor agree that the obligations of the Fund under the Agreement shall not be binding upon any of the Fund's Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund individually, but are binding only upon the assets and property of the Fund, as provided in the Fund's declaration of trust. The execution and delivery of this Agreement have been authorized by the Fund's Trustees, and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Fund individually or to impose any liability on any of them or any shareholder of the Fund personally, but shall bind only the assets and property of the Fund as provided in the Fund's declaration of trust. No series of a Fund that is a multi-series investment company shall be liable for the obligations of any other series of such Fund.

         It is agreed that for purposes of this Agreement, that each of the entities listed below, individually and not jointly, shall be deemed to be a Fund. It is also understood that each of such entities shall be deemed to be entered into a separate agreement with the Distributor so that it is as if each of such entities had signed a separate agreement and that a single document is being signed simply to facilitate the execution and administration of this Agreement. None of such entities is responsible for any of the obligations of, or liabilities of, or is entitled to any of the rights of, any other entity. The entities referred to above in this paragraph are as follows: WPG Government Money Market Fund, WPG Tax Free Money Market Fund, WPG Intermediate Municipal Bond Fund, WPG Core Bond Fund and WPG Quantitative Equity Fund, Weiss, Peck & Greer International Fund, WPG Growth Fund, WPG Growth and Income Fund, WPG Tudor Fund, RWB/WPG U.S. Large Stock Fund, and Tomorrow Funds Retirement Trust, composed of the following series investment companies: Tomorrow Short-Term Retirement Fund, Tomorrow Medium-Term Retirement Fund, Tomorrow Long-Term Retirement Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                EACH OF THE FUNDS SET FORTH ON THE
                                SCHEDULE A HERETO


                                By:    /s/ Jay C. Nadel
                                Name:  Managing Director
                                Title: Jay C. Nadel


                                FIRST DATA DISTRIBUTORS, INC.


                                By:    /s/ Scott M. Hacker
                                Name:  Scott M. Hacker
                                Title: V.P. and Treasurer

                                   SCHEDULE A

                                  NAME OF FUNDS


Weiss,  Peck & Greer Funds Trust
          WPG Government Money Market Fund
          WPG Tax Free Money Market Fund
          WPG Intermediate Municipal Bond Fund
          WPG Core Bond Fund
          WPG Quantitative Equity Fund
Weiss, Peck & Greer International Fund
WPG Growth Fund
WPG Growth and Income Fund
WPG Tudor Fund
RWB/WPG U.S. Large Stock Fund
Tomorrow Funds Retirement Trust
         Tomorrow Short-Term Retirement Fund
         Tomorrow Medium-Term Retirement Fund
         Tomorrow Long-Term Retirement Fund